Exhibit 99.1

September 23, 2010

SOKO Fitness & Spa Group, Inc.
No.194, Guogeli Street, Harbin
Heilongjiang Province, China 150001
Attn:  Board of Directors

Re:     Resignation

To the Board of Directors of SOKO Fitness & Spa Group, Inc.:

I, Gideon Kory, hereby resign as member of the Board of Directors (“Board”) of SOKO Fitness & Spa Group, Inc. (the “Company”) and chairman of Audit Committee of the Board, effective as of the close of business, New York time, on October 6, 2010.

Please be advised that my resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Very truly yours,

/s/ Gideon Kory
Gideon Kory